UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2023

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street,	Suite 3000,	Cleveland,	Ohio	44114
(Address of principal executive offices)				(Zip Code)
(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Co-Chief Operating Officers
On May 26, 2023, the Board of Directors (“Board”) of TransDigm Group Incorporated (the “Company” or “TransDigm Group”) appointed Michael J. Lisman, the Company’s current Executive Vice President and Chief Financial Officer, and Joel Reiss, an Executive Vice President of the Company, as Co-Chief Operating Officers of the Company, effective immediately. Messrs. Lisman and Reiss will serve as Co-Chief Operating Officers of the Company with Jorge L. Valladares III, the Company’s current Chief Operating Officer, who will retire from the Company effective September 30, 2023.
Mr. Lisman, 40, was appointed Chief Financial Officer in July 2018 and Executive Vice President in January 2022. Prior to that, Mr. Lisman served as Vice President – Mergers and Acquisitions from January 2018 to June 2018, Business Unit Manager for the Air & Fuel Valves business unit at Aero Fluid Products, a wholly-owned subsidiary of TransDigm Inc., from January 2017 to January 2018 and Director of Mergers and Acquisitions of TransDigm from November 2015 to January 2017. Prior to that, Mr. Lisman worked for Warburg Pincus.
Mr. Reiss, 53, has served as Executive Vice President of the Company since October 2015. Prior to that, Mr. Reiss served as President of Hartwell Corporation, a wholly-owned subsidiary of TransDigm Inc., from July 2012 to October 2015, and President of Skurka Aerospace Inc., also a wholly-owned subsidiary of TransDigm Inc., from July 2010 to July 2012.
There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Lisman or Mr. Reiss, respectively.
Also on May 26, 2023, the Board, upon the recommendation of the Nominating and Corporate Governance Committee (the “Committee”) of the Board, increased the number of Board members from eleven directors to twelve directors and appointed Mr. Valladares to the Board, effective immediately. Mr. Valladares will hold office until the annual meeting of the stockholders in 2024 and until his successor has been elected or until his earlier resignation or removal.
Mr. Valladares, 49, was appointed Chief Operating Officer in April 2019. Prior to that, Mr. Valladares served as Chief Operating Officer — Power & Control from June 2018 to March 2019, Executive Vice President from October 2013 to May 2018, as President of AvtechTyee, Inc. (formerly Avtech Corporation), a wholly-owned subsidiary of TransDigm Inc., from 2009 to 2013, and as President of AdelWiggins Group, a division of TransDigm Inc., from 2008 to 2009.
There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Valladares.
Appointment of Chief Financial Officer
On May 26, 2023, the Board appointed Sarah Wynne, the Company’s current Chief Accounting Officer, as the Chief Financial Officer of the Company. Ms. Wynne will continue to serve as the Company’s principal accounting officer.
Ms. Wynne, 49, was appointed Chief Accounting Officer in November 2018. Prior to that, Ms. Wynne served as Group Controller from April 2015 to October 2018, as Controller of the Aero Fluid Products division of AeroControlex Group, Inc., a wholly-owned subsidiary of TransDigm Inc., from 2009 to 2015, and previously in other accounting roles with TransDigm.
There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Ms. Wynne.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Jessica L. Warren
Name:	Jessica L. Warren
Title:	General Counsel, Chief Compliance Officer and Secretary

Dated: May 26, 2023